UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2008

UNIVERSAL CITY FLORIDA HOLDING CO. I

UCFH I FINANCE, INC.

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH II FINANCE, INC.

(Exact name of Registrant as specified in its charter)

Florida Florida Florida Florida	333-122778	59-3354262 20-1937766 59-3354261 20-1937798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL		32819-7610
(Address of principal executive offices)		(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

A.	Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our December 31, 2007 Report on Form 10-K filed on March 20, 2008.

B.	Supplemental Information

Thank you and welcome to our year-end earnings conference call. I would like to start off by saying that we experienced our best financial year ever in terms of revenues and Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). This was aided by us having an impressive run, in which we had record revenue and EBITDA for each of the last three quarters.

For the year, our attendance was up 3% versus prior year. Our International visitation ended up down just slightly over prior year. This market experienced some weakness the first half of the year before nearly making up its entire shortfall in the final two quarters. Our Outer United States attendance was also lower versus prior year during the first two quarters of the year, but then rebounded nicely the final half of the year to finish just ahead of last year. Our Florida attendance has been a source of strength throughout the year, as we finished 2007 with low double digit gains versus 2006. This growth was attributable to various Florida resident promotions.

Driven by the overall attendance increase, our total revenues increased 9% over prior year. Our food and beverage and merchandise revenue increased $17 million, which was driven by per capita spend increases of 3% and 8% respectively. Theme park related other revenues, which are made up primarily of Universal Express Plus sales; parking revenue and aged tickets increased $18 million. Other revenue increased $12 million which was driven by increased CityWalk revenue and revenue generated by our travel company. Our total operating expenses increased 5.4%, which included an increase in marketing spend but was primarily driven by increased cost of good sold, maintenance and entertainment costs that coincide with the increase in our revenues. As a result, our operating income increased 32% and EBITDA increased 17%. For the year, our EBITDA margin increased from 30.2% to 32.5%. Non-operating expenses were favorable $4 million to prior year. This was driven by decrease of $2 million in interest expense due to lower interest rates and an increase in interest income of $3 million due to higher cash balances maintained throughout the year.

For the full year 2007, Universal City Development Partners, Ltd. (“UCDP”) produced $242 million in operating cash flow. This was favorable $76 million compared to prior year. This favorability included $50 million related to increased net income and $23 million in favorable working capital. Cash used in investing activities consisted of $82 million in capital expenditures. This was lower than anticipated due to the timing of construction of new attractions. Cash used in financing activities related primarily to $113 million in distributions to Universal City Holding Company I and Universal City Holding Company II, (collectively “Holdings”). Holdings generated operating cash flow of $199 million, which is $242 million from UCDP less Holdings interest. Holdings also made $70 million in distributions to the Partners.

At the end of 2007, we believe we were in compliance with all of our required financial ratios. We had $100 million in availability under our revolver. UCDP had cash of approximately $128 million with an incremental $10 million at Holdings for a consolidated total of $138 million. This was favorable by approximately $62 million at UCDP and Holdings when compared to the end of 2006. Also we had basket availability of $80 million for UCDP and $118 million for Holdings.

As you are all aware, the 11 3/4% bonds of UCDP have been callable since April 2007. Due to the market conditions and after discussion with our Partners, we are not planning to call these bonds at this time, but we will continue to monitor the markets.

As you saw in the 10K filings, we expect our 2008 capital expenditures to be approximately $150 million. This is higher than recent years due to the development of exciting new attractions, including The Simpsons ride, our recently announced rollercoaster Hollywood Rip, Ride, RockitTM and of course the Wizarding World of Harry Potter. Despite having some carryover from 2007, the 2008 spend will exceed our capital covenant under the term loan. The difference will be covered by partner contributions.

Financial results for the first quarter of 2008 are off to a good start, however we are benefiting from the shift of our Easter season into the first quarter of this year from the second quarter in 2007.

C.	Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY FLORIDA HOLDING CO. I

Date: March 27, 2008	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer

UCFH I FINANCE, INC.

Date: March 27, 2008	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer

UNIVERSAL CITY FLORIDA HOLDING CO. II

Date: March 27, 2008	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer

UCFH II FINANCE, INC.

Date: March 27, 2008	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer